UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 30, 2004

Tupperware Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 2353, Orlando, Florida	32802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (b) Departure of Principal Officer

On December 30, 2004, the Company’s Vice President Controller and Principal Accounting Officer, Judy B. Curry, informed the Company of her intention to resign her position effective January 21, 2005. Ms. Curry has accepted an executive financial management position with another company in an unrelated industry.

Item 5.02 (c) Appointment of Principal Officer

Effective January 21, 2005, the Company has appointed Timothy A. Kulhanek, 39, as successor to the position of Vice President Controller and Principal Accounting Officer. Mr. Kulhanek has been with the Company since 1993 and has served in various financial positions in the United States and Europe. He currently serves as the Company’s Assistant Controller, a position that he has held since June 1999. Prior to joining the Company, Mr. Kulhanek spent 4 years working with Ernst and Young.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE CORPORATION
(Registrant)

Date January 6, 2005

/s/ Michael S. Poteshman
Michael S. Poteshman
Executive Vice President and Chief Financial Officer